Exhibit 10.4.6

PORTLAND NATURAL GAS TRANSMISSION SYSTEM PARTNERSHIP

ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST

AND AMENDMENT NUMBER 6 OF THE PNGTS PARTNERSHIP AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST AND AMENDMENT NUMBER 6 OF THE PNGTS PARTNERSHIP AGREEMENT made this 4th day of June, 1999 (this “Assignment”), is by and among MCNIC East Coast Pipeline Company, a Michigan corporation (“Assignor”), Select Energy Portland Pipeline, Inc., a Connecticut corporation (“Assignee”), and Portland Natural Gas Transmission System, a Maine general partnership (“PNGTS” or the “Partnership”).

RECITALS

WHEREAS, Assignor is the owner of a 21.41 % Percentage Interest in the Partnership and is a party to the Portland Natural Gas Transmission System Amended and Restated Partnership Agreement dated as of March 1, 1996, as amended by First Amendment dated as of May 23, 1996 and as further amended by Amendments Number 2, dated as of October 23, 1996, Amendment Number 3, dated as of March 17, 1998, Amendment Number 4, dated as of March 31, 1998, and Amendment Number 5, dated as of September 30, 1998, (as amended, the “Partnership Agreement”), by and among Assignor, Natural Gas Development, Inc., Northern New England Investment Company, Inc., NI Energy Services Development Corp., El Paso Energy Portland Corporation and TCPL Portland Inc. (collectively the “Partners”), pursuant to which the Partners agreed, among other things, to continue PNGIS as a Maine general partnership (the “Partnership”), to construct and operate a natural gas pipeline from the

U.S./Canadian border in New Hampshire to the vicinities of Haverhill and Dracut, Massachusetts, known as the Portland Natural Gas Transmission System; and

WHEREAS, Affiliates of Assignor and Assignee have entered into a letter agreement (the “Letter Agreement”) dated June 4, 1999, pursuant to which, inter alia, Assignor has agreed to sell and Assignee has agreed to purchase a five percent interest in the Partnership (the “5% Percentage Interest”); and

WHEREAS, the Management Committee has, by unanimous vote reflected in a written resolution signed by each Representative, waived the right of first refusal provided in Section 9.1.2 of the Partnership Agreement; and

WHEREAS, Assignee has completed its due diligence review and has had access to all information provided by PNGTS about the Partnership that may be material to its decision to purchase the 5% Percentage Interest;

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume, all Assignor’s liabilities and obligations with respect to the 5% Percentage Interest under the Partnership Agreement, that certain Equity Contribution Agreement dated as of June 3, 1998, as amended by Amendment No. 1 to the Equity Contribution Agreement dated June 1998, Amendment No.2 to the Equity Contribution Agreement dated September 30, 1998 and Amendment No.3 to the Equity Contribution Agreement dated December 3, 1998 (as it may be from time to time further amended, modified or supplemented, the “Equity Contribution Agreement”) between the Partners, the Partnership and the Bank of Montreal, as Collateral Agent, and that certain Pledge Agreement dated as of June 3, 1998 (the “Pledge Agreement”) made by the Partners to the Bank of Montreal as Collateral Agent.

WHEREAS, the Partnership has approved the transactions contemplated by this Assignment and upon consummation thereof will admit Assignee as a partner in the Partnership pursuant to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual promises set forth herein, it is agreed as follows:

1.                                      Definitions. Terms used but not defined herein shall have the meanings assigned to such terms in the Partnership Agreement.

2.                                      Assignment. Assignor hereby sells, assigns, transfers and conveys to Assignee, its successors and assigns, the 5% Percentage Interest, including all right and interest in and to the Partnership’s assets, liabilities, rights to future profits, and management rights as such relate to the 5% Percentage Interest, which assignment shall be effective as of June, 1, 1999 (“Effective Date”), in consideration of $7,527,760.00, as such may be adjusted pursuant to the Letter Agreement between Assignee and Assignor dated June 4, 1999.

3.                                      Acceptance: Representations. Assignee accepts the foregoing assignment and, from and after the Effective Date, agrees to be bound by all of the provisions of the Partnership Agreement, as amended by this Assignment, and shall assume all liabilities and obligations of Assignor with respect to the 5% Percentage Interest under the Partnership Agreement, the Equity Contribution Agreement, and the Pledge Agreement, including, but not limited to, any and all liability of the Partnership arising out of actions or failures to act on or prior to the Effective Date and including, but not limited to, Assignor’s obligation to make, pursuant to the terms of the Equity Contribution Agreement, Equity Contributions, M&N Withdrawal/Default Contributions, Completion Support Contributions, ATC Contributions and Supplemental Joint Facility Contributions (each as defined in the Equity Contribution Agreement).

4.                                      Representations and Warranties of Assignee. Assignee hereby makes the representations set forth in Section 2 6 1 and Section 2 6 2(b) of the Partnership Agreement to PNGTS, and further represents that it is an indirect subsidiary of Northeast Utilities, a registered electric utility holding company under the Public Utility Holding Company Act of 1935, as amended (the “1935 Act”), and entitled to participate in the transactions contemplated by this Assignment and related transactions, under Rule 58 promulgated under the 1935 Act. Assignee and PNGIS hereby agree that Assignee’s execution of this Assignment shall be treated as Assignee’s execution of a counterpart of the Partnership Agreement and from and after the Effective Date, Assignee shall satisfy any and all obligations otherwise accruing to or presently the obligation of Assignor with respect to the 5% Percentage Interest under the Credit Agreement.

5.                                      Representations and Warranties of Assignor. Assignor makes no representations or warranties of any kind with regard to this Assignment, except that Assignor represents that the 5% Percentage Interest is free from liens, claims and rights of any person or party, other than the security interest created by the Pledge Agreement and the Assignee, and the assignment thereof will not breach any rights of any person or party under any agreement, including but not limited to the Partnership Agreement or the Pledge Agreement, and that the assignment of the 5% Percentage Interest does not violate any law, rule or regulations to which the Partnership or Assignor is subject.

6.                                      Acceptance. The Partnership accepts Assignee as a partner in the Partnership. Such admission shall be deemed to occur on June 1, 1999, in case this Amendment is not fully executed by such date. The Partnership agrees to the assumption of liability by Assignee and from and after the Effective Date, the Partners, other than Assignor, release Assignor from its obligations with respect to the 5% Percentage Interest and agree henceforth to look to Assignee to satisfy any and all obligations otherwise accruing to (or presently the obligation of) Assignor with respect to the 5% Percentage Interest. Assignee and the Partnership agree that the Partnership Agreement is hereby amended by substituting Schedule A attached hereto for the same schedule currently attached to the Partnership Agreement.

7.                                      Indemnity. Assignee shall indemnify and hold Assignor harmless against any and all losses, costs, and expenses (including, without limitations, reasonable attorneys’ fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee’s failure to lawfully acquire, in the manner contemplated herein, the 5% Percentage Interest, other than any failure occasioned by Assignor’s breach of any representation or warranty made pursuant to Section 5

8.                                      Amendment to Partnership Agreement. Section 13.2.1 shall be amended by adding the following to the end thereof:

Select Energy Portland Pipeline, Inc.

107 Selden Street

Berlin, CI 06037

Attn:       John Forsgren

Executive Vice President and

Chief Financial Officer

Phone: (850) 665-3528

Fax: (860) 665-3718

9.                                      Effect on Partnership Agreement. Except as expressly set forth herein, the Partnership Agreement and all of the representations, warranties, covenants and agreements contained therein remain in full force and effect for the benefit of the parties thereto and hereto and their successors and assigns.

10.                               Miscellaneous. All of the covenants, terms, and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment shall be governed by and construed in accordance with the laws of the State of Maine, without giving effect to the conflict of laws principles thereof Each of the parties hereto hereby irrevocable waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Assignment or the transactions contemplated hereby. Each of the parties hereto will perform and cause to be performed such further acts and execute and deliver or cause to be executed and delivered such further documents as may be reasonably necessary or desirable to carry out the terms and intent of this Assignment.

11.                               Counterparts This Assignment may be executed in any number of counterparts, including facsimile counterparts with originals to follow, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Assignment by signing any such counterpart.

IN WITNESS WHEREOF, PNGIS (through its Partners), Assignor and Assignee have executed this Assignment as of the date and year first above written.

ASSIGNEE:

SELECT ENERGY PORTLAND PIPELINE, INC.

By:	/s/ [ILLEGIBLE]

Title:

ASSIGNOR:

MCNIC EAST COAST PIPELINE COMPANY

By:	/s/ Howard L. Dow III
Howard L. Dow III

Title:	Sr. Vice President and Treasurer

NATURAL GAS DEVELOPMENT, INC.

By:	/s/ [ILLEGIBLE]

Title:	President

NORTHERN NEW ENGLAND INVESTMENT COMPANY, INC.

By:	/s/ [ILLEGIBLE]

Title:	Director

NI ENERGY SERVICES DEVELOPMENT CORP.

By:	/s/ [ILLEGIBLE]

Title:	Vice President

TCPL PORTLAND INC.		TCPL PORTLAND INC.

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

Title:	Vice President	Title:	Vice - President

EL PASO ENERGY PORTLAND CORPORATION

By:	/s/ [ILLEGIBLE]

Title:	Vice President

SCHEDULE A

NAMES OF PARTNER	PERCENTAGE INTEREST
TCPL Portland Inc.	21.41%
MCNIC East Coast Pipeline Company	16.41%
Natural Gas Development, Inc.	9.53%
NI Energy Services Development Corp.	9.53%
El Paso Energy Portland Corporation	19.06%
Northern New England Investment Company, Inc.	19.06%
Select Energy Portland Pipeline, Inc.	5.0%